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                                                           EXHIBIT 4.(ii)(a)(19)


                                                                  Chemical Bank


                 THIRD AMENDED AND RESTATED REVOLVING LOAN NOTE


$11,000,000.00   April 22, 1996


         FOR VALUE RECEIVED, the undersigned, THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation (the "Borrower") HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of CHEMICAL BANK (the "Lender"), the principal sum of ELEVEN MILLION AND 00/100 DOLLARS ($11,000,000.00), or, if less, the aggregate unpaid amount of all of the Revolving Loans made by the Lender pursuant to the "Credit Agreement" (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

                 The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on the Termination Date. Borrower further promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until the principal amount thereof is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                 All payments of principal and interest in respect of this Note shall be made payable to the Agent as provided in the Credit Agreement in lawful money of the United States of America in same day funds for the Lender's account at Chemical Bank, 270 Park Avenue, New York, New York 10017, Re:
Payment for Delta Queen Steamboat Co. Loan, or at such other place as shall be designated in writing by the Agent for such purpose in accordance with the terms of the Credit Agreement.

                 All Revolving Loans made by the Lender to Borrower, the respective Interest Periods thereof, in the case of Eurodollar Rate Loans, and all repayments of the principal of all Revolving Loans shall be recorded by the Lender and, prior to any transfer thereof, endorsed by the Lender on the schedule attached hereto and made a part hereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under the Credit Agreement.

                 This Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Third Amended and Restated Credit Agreement of even date herewith (as the same may
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be amended, restated, supplemented or otherwise modified from time to time, the
"Credit Agreement"), among Borrower, American Classic Voyages Co., the Agent and the Lenders. The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to Borrower from time to time and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The indebtedness evidenced by this Note and the other Notes as of the date hereof was previously evidenced by the Second Amended and Restated Revolving Loan Notes dated August 31, 1995 (the "Original Notes") issued pursuant to the Second Amended and Restated Credit Agreement dated as of August 31, 1995, among Borrower, the Lender and certain other financial institutions, and Chemical Bank, as Agent. This Note merely amends, restates and re-evidences a portion of the indebtedness hitherto evidenced by the Original Notes and is not intended to and does not constitute a novation.

                 Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

                 Whenever in this Note reference is made to the Agent, the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.
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                 THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES
OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



                                                   THE DELTA QUEEN STEAMBOAT CO.


                                                   By: /s/ Jordan B. Allen
                                                       ________________________
                                                         Title: Vice President
                                                         ______________________

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                    DELTA QUEEN STEAMBOAT CO. NOTE SCHEDULE

                                                            AMOUNT OF          UNPAID
         AMOUNT OF        TYPE OF          INTEREST         PRINCIPAL        PRINCIPAL        NOTATION
DATE       LOAN             LOAN            PERIOD           REPAID           BALANCE         MADE BY
- ----     --------         --------         --------         ---------        ---------        --------
